                   NEW ENGLAND POWER COMPANY

                   Primary Service for Resale

          SUPPLEMENT TO AMENDMENT TO SERVICE AGREEMENT


Dated as of:   December 31, 1998

Parties:  NEW ENGLAND POWER COMPANY,
               a Massachusetts corporation (the "Company" or "NEP"),

                              and

          THE NARRAGANSETT ELECTRIC COMPANY,
               a Rhode Island corporation (the "Customer" or
               "Narragansett").


     WHEREAS, the Company and the Customer are parties to an Amendment to Service Agreement dated as of February 1, 1997 approved by the Commission in Docket ER97-680-000 and amended by an October 1, 1997 filing approved by the Commission in Docket ER98-6-000 (the Amendment to Service Agreement, as amended on October 1, 1997 is hereinafter referred to as the "Amendment");
     WHEREAS, the Customer expects to have available $21,400,000 as a result of the accrual of an over-collection in retail rates authorized by the Rhode Island Public Utilities Commission;
     WHEREAS, the Customer now desires to use those funds to make a prepayment of a portion of the Customer's Contract Termination Charge obligation to the Company as set forth in the Amendment;
     WHEREAS, the Company is willing to accept such prepayment; and WHEREAS, the Company and the Customer agree that such prepayment of
Contract Termination Charges shall be made in accordance with the terms and conditions of this Supplement to Amendment to Service Agreement ("Supplement").
     NOW, THEREFORE, the Company and the Customer, in consideration of the mutual agreements set forth herein, agree as follows:
     1. All capitalized terms that are used in this Supplement and are not defined herein, but are defined in the Amendment or in the Tariff, shall have the meaning there stated.
     2. On January 1, 1999, the Customer shall make a payment to the Company of $21,400,000, to be treated as a prepayment with a pre-tax return of

12.16 percent on the unreturned balances towards the Customer's Contract Termination Charge obligation to NEP. Such prepayment shall be used to reduce the Fixed Component of the Contract Termination Charge over two years. Specifically, the Company will reduce its Base Contract Termination Charge to Narragansett in 1999 and 2000 by a Prepayment Factor of $0.0023 (0.23 cent or 2.3 mills) per kilowatt-hour to reflect the Customer's prepayment. The attached Schedule 1 provides the derivation of the Prepayment Factor for 1999 and 2000 after accounting for the Customer's prepayment in the manner described in this paragraph. The difference between the estimated revenue reduction in Schedule 1 and the actual revenue reduction produced by the implementation of the $0.0023 Prepayment Factor as applied to actual kilowatt-hour deliveries shall be reflected in the Reconciliation Account.
     3. This Supplement shall take effect as of January 1, 1999, or such other date as permitted by the Commission.
     4. Except as expressly modified by this Supplement, all terms of the Amendment shall remain in full force and effect.
     5. The rights conferred and obligations imposed on the Customer and the Company under this Supplement shall be binding on or inure to the benefit of their successors in interest or assignees as if each such successor or assignee was itself a signatory hereto.

     IN WITNESS WHEREOF, the parties have executed this Supplement to Amendment to Service Agreement as of the date first above written.

                    NEW ENGLAND POWER COMPANY


                    By_________________________________

                    Its_________________________________



                    THE NARRAGANSETT ELECTRIC COMPANY


                    By_________________________________

                    Its_________________________________